Exhibit 3.158

State of California

Secretary of State

Limited Liability Company

Articles of Organization - Conversion

IMPORTANT — Read all instructions before completing this form.

Converted Entity Information

1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.,” respectively.)

Cardservice International, LLC

2.THE PURPOSE OF THE LIMITED LIABILTY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3.THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

     ONE MANAGER              MORE THAN ONE MANAGER     X     ALL LIMITED LIABILITY COMPANY MEMBER(S)

4.MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE         CITY         STATE     ZIP CODE

5.NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 6: If the agent is an individual, enter the agent’s business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item 6.)

Corporation Service Company Which Will Do Business in California as CSC-Lawyers Incorporating Service

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA	CITY	STATE	ZIP CODE
		CA

7. MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS	CITY	STATE	ZIP CODE

2730 Gateway Oaks Drive, Suite 100	Sacramento	CA	95833

             THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT’S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.

Converting Entity Information

8. NAME OF CONVERTING ENTITY

Card Service International, Inc.

9. FORM OF ENTITY	10. JURISDICTION	11. CA SECRETARY OF STATE FILE NUMBER, IF ANY

Corporation	California	C1443423

12.THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE – 2,000,000

AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS – 51%

Additional Information

13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

14.I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

June 28, 2010

DATE

/s/ Stanley J. Andersen	Stanley J. Andersen, Vice President
SIGNATURE OF AUTHORIZED PERSON	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ Terri L. Alberhasky	Terri L. Alberhasky, Assistant Secretary
SIGNATURE OF AUTHORIZED PERSON	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON